UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

ENVOY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40133	86-1369123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4875 White Bear Parkway White Bear Lake, MN	55110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 900-3277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	COCH	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	COCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Committee”) of the Board of Directors of Envoy Medical, Inc. (the “Company”) conducted a competitive process to select the audit firm to serve as the Company’s independent registered public accounting firm beginning with the fiscal year ending December 31, 2026. At the conclusion of that process, EisnerAmper LLP (“EisnerAmper”) was appointed to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. On March 25, 2026, the Company notified Grant Thornton LLP (“Grant Thornton”) of its dismissal as the Company’s independent registered public accounting firm, effective as of the date of the notice. The decision to change the Company’s independent registered public accounting firm was approved by the Committee.

Grant Thornton’s audit reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2025 and December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that each such report contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern. Furthermore, during each of the fiscal years ended December 31, 2025, and December 31, 2024 and through the date of dismissal: (i) there were no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”), between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except for material weaknesses in internal control over financial reporting that were disclosed in the Company’s Annual Reports on Form 10-K for years ended December 31, 2025 and December 31, 2024, which were filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2026 and March 31, 2025, respectively.

The Committee has authorized Grant Thornton to respond fully to the inquiries of EisnerAmper concerning the foregoing reportable events and related matters.

The Company provided Grant Thornton with a copy of the disclosures in this Current Report on Form 8-K and requested that Grant Thornton provide the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether Grant Thornton agrees to the statements made by the Company herein. A copy of the letter from Grant Thornton addressed to the SEC and dated as of March 27, 2026 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

Upon the approval of the Committee, the Company entered into an engagement agreement with EisnerAmper, dated March 26, 2026, to serve as the Company’s independent public accounting firm for the fiscal year ending December 31, 2026.

During the fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through the date of dismissal, neither the Company nor anyone on its behalf has consulted with EisnerAmper regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EisnerAmper concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter of Grant Thornton LLP dated as of March 31, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY MEDICAL, INC.

March 31, 2026	By:	/s/ Robert Potashnick
Robert Potashnick
Interim Chief Financial Officer

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